NEWS RELEASE		800 Gessner, Suite 500 Houston, TX 77024
AT GROUP1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 20, 2008

GROUP 1 AUTOMOTIVE TO PRESENT AT SIDOTI INSTITUTIONAL INVESTOR FORUM

HOUSTON, March 20, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at the Sidoti & Company’s Twelfth Annual New York Emerging Growth Institutional Investor Forum. The presentation will provide an overview of Group 1’s fourth-quarter financial results, as well as its outlook and strategy for 2008.

Group 1 is scheduled to present at the Grand Hyatt New York hotel in New York, N.Y., on March 26, at 10:25 a.m. EDT. The presentation will not be webcast, however, a slide presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 104 automotive dealerships, 143 franchises, and 26 collision service centers in the United States and United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.